Third Amendment
to the Transfer Agent Interactive Client Services Agreement
Dated December 3, 2004 by and among
California Investment Trust and
ALPS Fund Services, Inc.

THIS AMENDMENT is made as of May 6, 2010, by and between California Investment Trust (the "Trust") and ALPS Fund Services, Inc. ("ALPS"),

WHEREAS, the Trust and ALPS have entered into a Transfer Agent Interactive Client Services Agreement (the "Agreement") dated December 3, 2004;

WHEREAS, effective May 6, 2010, Class A and Class B will be added to the Equity Income Fund and the U.S. Government Securities Fund, each a series of the Trust;

WHEREAS, the Trust and ALPS wish to modify the Agreement to reflect the additions of the share classes.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule I - List of Portfolios. Schedule I is replaced in its entirety with the attached Schedule I.

2.	Remainder of the Agreement. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

California Investment Trust /s/ Steve Rogers Name: Steve Rogers Title: CEO	ALPS Fund Services, Inc. By: /s/ Jeremy O. May Name Jeremy O. May Title: President

SCHEDULEI
LIST OF PORTFOLIOS

CIT Funds
Dated as of May 6, 2010

CALIFORNIA TAX-FREE INCOME FUND
    Investor Class

CALIFORNIA INSURED INTERMEDIATE FUND
    Investor Class

CALIFORNIA TAX-FREE MONEY MARKET FUND
    Investor Class

S&P 500 INDEX FUND
    Investor Class
    Class K

S&P MIDCAP INDEX FUND
    Investor Class
    Class K

S&P SMALLCAP INDEX FUND
    Investor Class
    Class K

EQUITY INCOME FUND
    Investor Class
    Class K
    Class A
    Class B

NASDAQ-100 INDEX FUND
    Investor Class
    Class K

EUROPEAN GROWTH & INCOME FUND
    Investor Class
    Class K

U.S. GOVERNMENT SECURITIES FUND
    Investor Class
    Class K
    Class A
    Class B

SHORT-TERM U.S. GOVT. BOND FUND
    Investor Class
    Class K

THE UNITED STATES TREASURY TRUST
    Investor Class
    Class K